UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2010

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California  91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   (818) 362-8391

None
 (Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Shareholders Agreement

On September 17, 2010, Tutor Perini Corporation (the "Company") and Ronald N. Tutor, as shareholder representative, entered into Amendment No. 1 (the "Amendment") to the Shareholders Agreement that they originally signed on April 2, 2008 (the "Shareholders Agreement").  The Amendment revises the transfer restrictions contained in Section 5(a) of the Shareholders Agreement to permit Ronald N. Tutor and certain trusts controlled by Ronald N. Tutor to freely transfer up to 40% (up from 30%) of the shares of Company common stock they received in the 2008 merger with Tutor-Saliba Corporation, so long as such transfer does not result in the transfer of shares of Company common stock equal to or greater than 15% of the total voting power of the Company's common stock to any third party or group of affiliate third parties.

The Amendment does not otherwise materially modify or alter the Shareholders Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1 Amendment No. 1 to the Shareholders Agreement, dated as of September 17, 2010, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2010	Tutor Perini Corporation By: /s/Kenneth R. Burk
Kenneth R. Burk Executive Vice President and Chief Financial Officer